Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Proxim Wireless Corporation of our report dated March 27, 2008, relating to the consolidated financial statements and financial statement schedule of Proxim Wireless Corporation as of December 31, 2007 and 2006, which appears in the company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Fitzgerald & Co., CPAs, P.C.

Fitzgerald & Co., CPAs, P.C  (formerly Fitzgerald, Snyder & Co., P.C.)
McLean, Virginia
October 9, 2008